Exhibit 99.1

FOR IMMEDIATE RELEASE

THL Credit Announces Appointment of Admiral Edmund P. Giambastiani, Jr. to its Board of Directors

BOSTON – December 2, 2016 – THL Credit, Inc. (NASDAQ: TCRD) (“THL Credit”), today announced the appointment of Admiral Edmund P. Giambastiani, Jr. to its Board of Directors.

Admiral Giambastiani joins THL Credit’s Board of Directors with extensive leadership experience serving in the U.S. Navy for 37 years, until his retirement in 2007. He served as the Seventh Vice Chairman of the Joint Chiefs of Staff, the second ranking officer in the U.S. military, as NATO’s first Supreme Allied Commander Transformation and as Commander, U.S. Joint Forces Command. Additionally while on active duty, Admiral Giambastiani held extensive operational and staff assignments including command at the submarine, submarine squadron, fleet, allied and joint service level. Admiral Giambastiani currently serves as a director on the board of The Boeing Company and is a member of the board of trustees of the Oppenheimer Funds (designated the New York Board), the MITRE Corporation and the U.S. Naval Academy Foundation Athletic and Scholarship programs. In addition to independent consulting, he serves on the advisory boards of the Massachusetts Institute of Technology Lincoln Laboratory and the Maxwell School of Citizenship and Public Affairs of Syracuse University. He also served as the chairman of the board of Monster Worldwide, Inc. Since retirement from the Navy, he has served on numerous U.S. Government advisory boards, investigations and task forces for the Secretaries of Defense, State and Interior in addition to the Director of the Central Intelligence Agency and as a congressionally appointed commissioner on the Military Compensation and Modernization Commission. Admiral Giambastiani holds a BS from the U.S. Naval Academy where he graduated with leadership distinction.

“We are proud to announce the addition of Admiral Giambastiani to our Board of Directors,” said Sam W. Tillinghast, THL Credit’s co-chief executive officer. “His impressive leadership experience and unique background will bring new perspectives and insights to both our Board of Directors and THL Credit as we continue to grow.”

ABOUT THL CREDIT

THL Credit is an externally-managed, non-diversified closed-end management investment company that has elected to be regulated as a business development company (BDC) under the Investment Company Act of 1940. THL Credit’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of lower middle market companies.

THL Credit is headquartered in Boston, with additional investment teams in Chicago, Dallas, Los Angeles and New York. THL Credit is a direct lender to lower middle market companies that invests primarily in directly originated first lien secured loans, including unitranche investments. In certain instances, THL Credit also makes second lien, subordinated, or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments.

THL Credit targets investments primarily in lower middle market companies with annual EBITDA generally between $5 million and $25 million that require capital for growth and acquisitions. THL Credit’s investment activities are managed by THL Credit Advisors LLC, an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.THLCreditBDC.com.

ABOUT THL CREDIT ADVISORS LLC

THL Credit Advisors LLC (“THL Credit Advisors”) is an alternative credit investment manager for both direct lending and broadly syndicated investments through public and private vehicles, collateralized loan obligations, separately managed accounts and co-mingled funds. THL Credit Advisors and its subsidiary maintain a variety of advisory and sub-advisory relationships across their investment platforms, including THL Credit, Inc. (NASDAQ: TCRD), a publicly traded business development company, and THL Credit Senior Loan Fund (NYSE: TSLF), a non-diversified, closed-end management investment company. For more information, please visit www.THLCredit.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. THL Credit undertakes no duty to update any forward-looking statements made herein.

Investor Contact:

THL Credit, Inc.

Terrence W. Olson, COO & CFO

800-450-4424

Media Contact:

Sard Verbinnen & Co

Matt Benson

212-687-8080

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